                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               RESPIRONICS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO] RESPIRONICS INC.

Dear Shareholder:

   You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Monday, November 12, 2001, at 4:30 p.m. (local time) at Two Mellon Bank Center in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania.

   The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

   Representatives of the Company will be in attendance beginning at 3:30 p.m. Please also take this opportunity to view Respironics products, which will be on display.

   Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope.

                                          Very truly yours,

                                          /s/ James W. Liken

                                          James W. Liken
                                          President and Chief Executive Officer
                                          October 8, 2001

                               RESPIRONICS, INC.

                             1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

   The Annual Meeting of Shareholders of Respironics, Inc. will be held at Two Mellon Bank Center at 501 Grant Street, Pittsburgh, Pennsylvania on Monday, November 12, 2001 at 4:30 p.m., in the Auditorium on the Tenth Floor, for the following purposes:

  (1) To elect four directors;

  (2) To approve the adoption of the Respironics, Inc. 2002 Employee Stock Purchase Plan;

  (3) To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 2002; and

  (4) To transact such other business as may properly come before the meeting.

   Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

   Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                          Dorita A. Pishko
                                          Corporate Secretary

October 8, 2001

                               RESPIRONICS, INC.

                             1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401

                               ----------------

                                PROXY STATEMENT

                               ----------------

          Annual Meeting of Shareholders to be Held November 12, 2001

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Respironics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:30 p.m., on Monday, November 12, 2001 at Two Mellon Bank Center at 501 Grant Street, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the meeting.

   The enclosed proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

   It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders of the Company on or about October 12, 2001. The Company's Annual Report to Shareholders for 2001 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   If any shareholder wishes to present a proposal at the 2002 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company by June 9, 2002 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2002 Annual Meeting. The Bylaws of the Company require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in the Bylaw, so that it is received by the Company not later than the notice deadline determined under the Bylaw. This notice deadline will generally be 90 days prior to the anniversary of the Company's Proxy Statement for the previous year's annual meeting, or July 9, 2002 for the Company's Annual Meeting in 2002. Any shareholder proposal received by the Secretary of the Company after July 9, 2002 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The 2002 Annual Meeting is presently scheduled for November 14, 2002.

VOTING SECURITIES AND RECORD DATE

   Holders of the Company's Common Stock of record as of the close of business on October 4, 2001 (the "record date") are entitled to receive notice of and to vote at the meeting. On the record date, the Company had outstanding 30,443,789 shares of Common Stock, the holders of which are entitled to one vote per share. These shares outstanding exclude 3,633,866 shares held in treasury.

SECURITY OWNERSHIP

 Management

   The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each of the officers of the Company named in the Summary Compensation Table herein and by all directors, nominees and executive officers of the Company as a group, as of the record date. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after that date.

                                                             Amount and
                                                             Nature of  Percent
                                                             Beneficial   of
Name of Beneficial Owner                                     Ownership   Class
------------------------                                     ---------- -------
Daniel P. Barry (1)........................................     14,025   0.05%
Daniel J. Bevevino (2).....................................     34,879   0.11%
Douglas A. Cotter (1)......................................     31,274   0.10%
J. Terry Dewberry (1) (3)..................................     35,856   0.12%
Steven P. Fulton (2).......................................     39,902   0.13%
James H. Hardie (1) (4)....................................     57,259   0.19%
Donald H. Jones (1)........................................     31,962   0.10%
Joseph C. Lawyer (1) (5)...................................     28,627   0.09%
James W. Liken (2).........................................    365,214   1.19%
Candace L. Littell (1).....................................      3,331   0.01%
Sean McDonald..............................................        158   0.00%
Gerald E. McGinnis (6).....................................    657,020   2.16%
John L. Miclot (2).........................................     57,401   0.19%
Craig B. Reynolds (2)......................................    109,570   0.36%
All directors, nominees, and executives officers as a group
 (17 persons)..............................................  1,521,494   4.89%

--------
(1) Includes shares which would be outstanding upon the exercise of currently exercisable stock options granted under the 1991 Non-Employee Directors' Stock Option Plan in the following amounts: Mr. Barry, 14,025 shares; Dr. Cotter, 29,325 shares; Mr. Dewberry, 15,071 shares; Mr. Hardie, 36,125 shares; Mr. Jones, 19,125 shares; Mr. Lawyer, 19,125 shares; and Ms. Littell, 1,275 shares.

(2) Includes shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan and 1992 Stock Incentive Plan in the following amounts: Mr. Bevevino, 14,725; Mr. Fulton, 36,525; Mr. Liken, 251,450; Mr. Miclot, 52,025 shares; and Mr. Reynolds, 78,575 shares.

(3) Includes 20,785 shares held jointly with Mr. Dewberry's wife, as to which voting and investment power is shared.

(4) Includes 12,000 shares held by a partnership in which Mr. Hardie is the general partner and 6,900 shares held by Mr. Hardie's personal IRA account. Does not include 13,000 shares owned by Mr. Hardie's wife, as to which he disclaims beneficial ownership.

(5) Does not include 2,400 shares held by Mr. Lawyer's wife, who has sole voting and investment power of these shares and as to which Mr. Lawyer disclaims beneficial ownership.

(6) Includes 48,098 shares held in the Gerald E. McGinnis Charitable Foundation. Includes 12,685 shares held jointly with Mr. McGinnis' wife, as to which voting and investment power is shared. Includes 35,575 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1992 Stock Incentive Plan. Also includes 3,409 shares in Mr. McGinnis' 401(k) plan account, for which he has the power to direct the voting.

 Other Beneficial Owners

   The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the record date.

                                                            Amount and
                                                            Nature of
                                                            Beneficial Percent
Name and Address of Beneficial Owner                        Ownership  of Class
------------------------------------                        ---------- --------
Navellier & Associates
 One East Liberty
 Reno, NV 89501 (1)........................................ 2,213,653    7.27%

--------

(1) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13F filed by Navellier & Associates with the United States Securities and Exchange Commission. Such filing contained information as of June 30, 2001.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors has four committees to assist in the management of the affairs of the Company: the Stock Option Committee, the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

   Stock Option Committee. The Stock Option Committee (the "Stock Option Committee") currently consists of Mr. Lawyer (Chairman), Mr. Dewberry and Ms. Littell. The Stock Option Committee administers the Company's 1984 Incentive Stock Option Plan, the 1992 Stock Incentive Plan, and the 2000 Stock Incentive Plan and the Company's other stock option plans, and has the authority to grant options thereunder.

   The Compensation Committee. The Compensation Committee consists of Mr. Lawyer (Chairman), Messrs. Dewberry and Hardie, and Ms. Littell. The Compensation Committee makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to all executive officers of the Company and certain other management personnel.

   Audit Committee. The Audit Committee consists of Mr. Barry (Chairman), Dr. Cotter, and Mr. McDonald, all of whom are independent members of the Board of Directors. This committee recommends to the Board the engagement of independent public accountants to audit the financial statements of the Company, reviews the proposed scope and results of the audit, and reviews the scope, adequacy and results of the Company's internal audit and control procedures.

   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. McGinnis (Chairman), Messrs. Liken and Reynolds, and Ms. Littell. The Nominating and Corporate Governance Committee reviews the size and composition of the Board of Directors, makes recommendations with respect to nominations for directors, provides informal feedback to the Company's Directors regarding their performance as a director, and is responsible for succession planning to permit orderly changes in the makeup of the Board. This Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications in accordance with the Company's Bylaws. Such information must be received no later than July 9, 2002 with respect to nominations for election at the 2002 Annual Meeting of Shareholders.

   During fiscal year 2001, the Compensation Committee met two times, the Stock Option Committee met three times, the Nominating and Corporate Governance Committee met one time, and the Audit Committee met five times. All of the Board's committees also met informally by telephone during the fiscal year as needed. The Board of Directors held five meetings during fiscal year 2001.

   Each director who is not an employee of the Company receives an annual fee of $16,000 for service as a director and committee member. Non-employee directors receive a fee of $1,000 for attendance at meetings of the full Board of Directors. In addition, each non-employee director serving as a committee chairperson receives an additional annual fee of $3,500 and all non-employee director committee members receive a fee of $500 for attendance at committee meetings. Directors fees are payable in either cash or in shares of the Company's Common Stock having a fair market value on the date of payment equal to the fee being paid based upon an annual election made by each director. Directors may also elect to defer receipt of fees. All directors are reimbursed for travel expenses related to meetings of the Board. Directors of the Company who are not employees also hold and receive stock options under the Company's 1991 Non-Employee Directors' Stock Option Plan and the Company's 2000 Stock Incentive Plan. Under these plans, each non-employee director is granted an option on the third business day following each Annual Meeting of Shareholders to purchase 5,100 shares of the Company's Common Stock at the fair market value on such date. Each option has a term of 10 years, becomes exercisable in installments and is fully exercisable after three years from date of grant.

REPORT OF THE AUDIT COMMITTEE

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   The primary responsibilities of the Audit Committee are to assure the directors, regulators and shareholders that the Company's business controls and financial accounting and reporting practices are adequate and effective and that the Company is complying with applicable rules and regulations relating thereto. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A.

   The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal year 2001.

   In overseeing the preparation of the Company's financial statements, the Committee met with the Company's outside auditors, Ernst & Young LLP ("Ernst & Young"), both with and without Company management to review and discuss the Company's annual financial statements prior to their issuance and to discuss significant accounting issues. Additionally, the Committee or its Chairman met with Ernst & Young and management prior to the issuance of the Company's quarterly financial statements. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and Ernst & Young. The Committee's review included discussion with Ernst & Young of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   The Committee also discussed with Ernst & Young matters relating to Ernst & Young's independence, including disclosures made by Ernst & Young to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

CERTAIN FEES

   The following disclosures are required by newly enacted Securities and Exchange Commission regulations.

 Audit Fees

   The following represents the aggregate fees of Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the review of the Company's quarterly earnings releases and Form 10-Q's for fiscal year 2001: $171,000.

 Financial Information Systems Design and Implementation Fees

   The Company did not engage Ernst & Young to provide professional services for financial information systems, design or implementation or which are otherwise of the type identified in Rule 2-01(4)(ii)(B) of Regulation S-X for fiscal year 2001.

 All Other Fees

   The following represents the aggregate fees billed for services rendered by Ernst & Young, other than the services covered under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for fiscal year 2001: $458,000. These fees included $120,000 for audit related services (primarily statutory audits and advisory services) and $338,000 for tax compliance and consulting services. The Audit Committee believes that the provision of the above services by Ernst & Young is compatible with maintaining Ernst & Young's independence.

MEMBERS OF THE AUDIT COMMITTEE

Daniel P. Barry, Chairman
Douglas A. Cotter
Sean McDonald

MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

   The Board of Directors, acting pursuant to the Restated Certificate of Incorporation of the Company, has determined that the number of directors constituting the full Board of Directors shall be eleven at the present time.

   The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. Accordingly, a class is to be elected at the 2001 Annual Meeting of Shareholders, with each director so elected to hold office until the 2004 Annual Meeting of Shareholders or until the director's prior death, disability, resignation or removal.

   The Board of Directors has nominated Douglas A. Cotter, Gerald E. McGinnis, Craig B. Reynolds, and Candace L. Littell for reelection to the Board for the class of 2004, and each of them has agreed to serve if elected. The Board of Directors recommends that the shareholders vote "FOR" the election of the four persons nominated to the Board of Directors. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If any nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

   Information concerning those nominees for director (class of 2004) and the other directors who will continue in office after the meeting (classes of 2002 and 2003) is set forth below.

Name                     Position with the Company
----                     -------------------------
Class of 2004
Douglas A. Cotter Ph.D.  Director
Gerald E. McGinnis       Chairman of the Board
Craig B. Reynolds        Executive Vice President, Chief Operating Officer and Director
Candace L. Littell       Director

Class of 2003
James H. Hardie          Director
Joseph C. Lawyer         Director
Sean McDonald            Director

Class of 2002
Daniel P. Barry          Director
J. Terry Dewberry        Director
Donald H. Jones          Director
James W. Liken           President, Chief Executive Officer and Director

   Mr. Barry is 54 years old and a private investor. He has been a director of the Company since August 1995. Mr. Barry had been the Vice Chairman of the former AMSCO International, Inc. ("AMSCO") (now merged with Steris Corporation) from July 1995 through May 1996. Prior to that, he served as President and Chief Executive Officer of AMSCO from October 1994 through July 1995 and had been the Chief Financial Officer of, as well as serving in various other executive and consulting capacities with, AMSCO since 1981. Mr. Barry was a director of AMSCO from 1991 through 1996. He is also a director of Tollgrade Communications, Inc.

   Dr. Cotter is 58 years old. He has been a director of the Company since February 1989. Since July 2000, Dr. Cotter has been a Senior Vice President of Leerink Swann and Company, an investment banking firm focusing on life science and medical corporations. From April 1998 to July 2000 and from 1985 to 1996, Dr. Cotter was President of Healthcare Decisions, Inc., a Massachusetts health care and biotechnology consulting firm specializing in corporate development, strategic planning and acquisitions. Between April 1996 and March 1998, Dr. Cotter was Vice President of Decision Resources, an international consulting firm specializing in the health care industry (primarily pharmaceuticals). For nineteen years prior to joining Healthcare Decisions, Dr. Cotter was employed by Corning Glass Works, where he held various management positions in research, product development and clinical information systems.

   Mr. Dewberry, age 57, is a private investor. He has served as a director of the Company since the completion of the merger between the Company and Healthdyne Technologies, Inc. ("Healthdyne") on February 11, 1998. From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, Mr. Dewberry served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc.

   Mr. Hardie is 71 years old. He has been a director of the Company since November 1991. He is a lawyer and of counsel to Reed Smith LLP, a leading law firm with approximately 650 lawyers in 14 offices in the United States and the United Kingdom, which since 1988 has performed legal services for the Company. Mr. Hardie was a partner of that firm from 1962 through June 1999. He is also a director of two other corporations, the securities of which are not publicly traded.

   Mr. Jones is 64 years old. He has been a director of the Company since May 1996. Currently, Mr. Jones serves as chairman of Triangle Capital Corporation, an investment banking and management firm. From 1990 to 1996, Mr. Jones served as Chairman of IndustryNet, an online electronic commerce company linking business-to-business buyers and sellers through electronic networks including the Internet. Mr. Jones founded IndustryNet in 1990. In 1996 IndustryNet, together with a subsidiary of another large corporation, was merged into Nets, Inc. Mr. Jones was not an executive officer of Nets, Inc., which filed for bankruptcy under Chapter 11 in May, 1997. In 1982 Mr. Jones launched International Cybernetics Corporation ("ICC"), a developer of advanced factory automation control systems. In 1985 Mr. Jones merged ICC into the Industrial Automation Systems Division of Gould Electronics Inc. ("Gould") and he became Vice President of Business Development for Gould. In 1988 the division was sold to AEG, a West German based multinational company and Mr. Jones ceased to be an officer.

   Mr. Lawyer is 56 years old. He has been a director of the Company since 1994. Since May 2000, Mr. Lawyer has served as Vice Chairman of Reunion Industries, Inc. ("Reunion") which designs, manufactures and markets a broad range of fabricated and machined parts and products and also manufactures high volume, precision plastic parts. Mr. Lawyer served as President and Chief Executive Officer of Reunion from March 2000 until his retirement from that position in May 2000. He has also been a Director of Reunion since March 2000. From 1988 through March 2000, he was President, Chief Executive Officer and a Director of Chatwins Group, Inc. ("CGI") which merged with Reunion in March 2000. From 1986 to 1988 he was President, Chief Executive Officer and a Director of CP Industries, a predecessor company of CGI. Prior thereto, he held various operations, marketing, sales, finance and strategic planning positions for U.S. Steel Corporation for 17 years.

   Mr. Liken is 52 years old. He has served as a director of the Company since January 1999 and President and Chief Executive Officer since August 1999. Mr. Liken was President and owner of Liken Home Medical, Inc. from 1990 until he sold that business in July 1998. Mr. Liken was a private investor from July 1998 until August 1999. In addition, Mr. Liken was a consultant to the Company from July 1998 until January 1999. Mr. Liken has been active in the home medical business since 1971, serving in management and ownership capacities for several predecessor companies to Liken Home Medical, Inc. Mr. Liken has also served on the Board of Directors of the National Association for Medical Equipment Services (NAMES) since 1984 and was the Chairman of that board from 1987 to 1989 and again from 1997 to 1998. Since 1997, Mr. Liken has been a member of the Business Advisory Council of the Federal Reserve Bank of Cleveland.

   Ms. Littell is 44 years old. She previously served as a director of the Company in 1997. From January 1995 through January 1998, and again since September 1999, she has been the President of C L Littell & Associates, Inc., a consulting firm headquartered in Virginia, specializing in health policy, payment and outcomes management for medical technology companies and related health care organizations. During the period from February 1998 through August 1999, Ms. Littell served as Senior Health Policy Advisor to the Health Industry Manufacturers Association ("HIMA"), where she advised the association's membership and executive management on health care financing developments affecting the medical technology industry. Between 1992 and 1994, Ms. Littell was Executive Director of the Health Care Technology Institute, a privately funded organization where she oversaw the development of research related to the impact on the economy of the medical technology industry. From 1989 through 1991, she served as Vice President of Payment and Policy of HIMA.

   Mr. McGinnis is 67 years old. He has been a director of the Company since 1977 and Chairman of the Board since November 1994. He served as Chief Executive Officer of the Company between 1977 and 1994, and President between 1984 and 1994. Prior to 1977, Mr. McGinnis was President of Lanz Medical Products Corporation, the predecessor to the Company. From 1971 to 1975, Mr. McGinnis also served on the staff of the Critical Care Department, Presbyterian University Hospital, Pittsburgh, where he participated in various medical engineering programs seeking the application of technology to medical care. Prior thereto, Mr. McGinnis was head of the Surgical Research Department at Allegheny General Hospital, Pittsburgh, for two years and for eleven years he was employed at the research and development laboratory of Westinghouse Electric Corporation. At Westinghouse he served six years as the Manager of the Bio-Engineering Department and headed the medical product development activities.

   Mr. McDonald is 41 years old. He has been a director of the Company since 2000. Mr. McDonald is the President and Chief Executive Officer of Precision Therapeutics, Inc., a biomedical company providing comprehensive, personalized cancer management information, a position he has held since January 2001. From July 1999 to September 2000, he served as Group President of the Automation Group of McKessonHBOC, a diversified Fortune 100 healthcare company. From April 1996 through June 1999, Mr. McDonald served as President of the Automated Healthcare Division of McKesson Health Systems, a successor company to Automated Healthcare, Inc. which Mr. McDonald founded in 1990. Automated Healthcare, Inc. was acquired by McKessonHBOC in April 1996. For ten years prior to founding Automated Healthcare, Inc., Mr. McDonald held engineering and engineering management positions with divisions of Westinghouse Electric Corporation. Mr. McDonald is currently working with several start-up companies in the medical industry to assist in financing and business development.

   Mr. Reynolds is 52 years old. He has been a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. Prior to joining the Company, Mr. Reynolds served as President of Healthdyne from January 1987 until completion of the merger with the Company and served as Chief Executive Officer starting in 1993. Previously, he served as President of the Healthdyne Cardiovascular Division of Healthdyne, Inc. from January 1985 to December 1986 and as Vice President of Business and Technology Development of the Technologies Division of Healthdyne, Inc. from January 1981 to December 1984.

2. APPROVE THE ADOPTION OF THE RESPIRONICS, INC. 2002 EMPLOYEE STOCK PURCHASE
PLAN

   The 2002 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors on August 21, 2001. The Board of Directors recommends that the shareholders vote "FOR" approval of adoption of the Plan. The proxies solicited on behalf of the Board of Directors will be voted in favor of approval of adoption of the Plan unless otherwise specified.

   The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit B to this Proxy Statement.

 General

   The purposes of the Plan are to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of Common Stock of the Company through annual offerings financed by payroll deductions and to provide a stock ownership incentive for such employees to promote the continued success of the Company.

   The aggregate number of shares which may be issued and sold under the Plan is 500,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events.

 Administration

   The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors. The Committee will have the power to interpret the Plan and to prescribe rules, regulations and procedures in connection with the operations of the Plan.

 Eligibility of Employees

   All employees of the Company and of any subsidiary designated by the Committee are eligible to participate in the Plan. It is estimated that as of September 1, 2001 the number of employees who were eligible to participate in the Plan was approximately 1,409.

   No employee will be eligible to participate in the Plan during a Purchase Period (as described below) if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the Plan and any outstanding stock options, would equal or exceed 5% of the voting power or value of the Company's outstanding stock.

 Purchase Periods and Payroll Deductions

   It is anticipated that there will be five annual Purchase Periods for the purchase of Common Stock under the Plan. Each Purchase Period will begin on January 1 and end on the following December 31. The Committee has the power to change the number or duration of the Purchase Periods, but no Purchase Period may be longer than 27 months, and no Common Stock may be sold under the Plan after December 31, 2006. In the event of a merger or consolidation of the Company with or into another corporation, or a liquidation or dissolution of the Company, the Board may terminate the Purchase Period in progress before such event. The Committee may also authorize special Purchase Periods for employees of companies acquired by the Company after the commencement of the regular Purchase Period.

   An eligible employee may participate in the Plan during any Purchase Period by filing a payroll deduction authorization form by the enrollment deadline established for the Purchase Period. A participant may authorize a payroll deduction of between 1% and 20%, in whole percentages, of the employee's regular compensation (including overtime, vacation pay and holiday pay, but excluding bonuses, incentive compensation, other fringe benefits or contributions under any employee benefit plans) to be deducted for each pay period ending during the Purchase Period and credited to a stock purchase account to be applied at the end of the Purchase Period to the purchase of Common Stock. Unless otherwise elected prior to the enrollment deadline, an employee who is a participant in the Plan at the end of a Purchase Period will automatically be enrolled for the succeeding Purchase Period at the same level of payroll deductions. Interest on payroll deductions will be credited to participating employees' stock purchase accounts at such rate as may be determined from time to time by the Committee. An employee may increase, decrease or suspend payroll deductions at any time, but unless otherwise determined by the Committee, payroll deductions may be changed only once during a Purchase Period.

   At any time prior to the last day of a Purchase Period an employee may withdraw from the Plan and receive the balance in the employee's stock purchase account, including accrued interest. If an employee withdraws, payroll deductions are terminated, and no Common Stock may be purchased by the employee under the Plan during that Purchase Period. Partial withdrawals are not permitted.

 Purchase of Common Stock

   The purchase price of shares of Common Stock purchased under the Plan will be the lower of (a) 85% of the fair market value of the Common Stock as of the first day of the Purchase Period or (b) 85% of the fair market value of the Common Stock as of the last day of the Purchase Period. Fair market value for this purpose will generally be the mean between the publicly reported high and low sales prices per share of the Common Stock for the date as of which fair market value is to be determined. On September 1, 2001, the fair market value of a share of the Company's Common Stock, as so computed, was $33.91.

   On the last day of a Purchase Period, the balance in each participating employee's stock purchase account will automatically be applied to the purchase of a number of whole shares of Common Stock equal to the balance in the account divided by the purchase price. As soon as practicable after the end of the purchase period, employees will receive certificates for the number of whole shares purchased. Unless otherwise requested by the employee, any fractional share amount will remain in the employee's stock purchase account for the following Purchase Period.

   The maximum number of shares which may be purchased for any employee for any Purchase Period is limited to the lesser of (a) $25,000 divided by the fair market value of a share of Common Stock as of the first day of the Purchase Period or (b)(1) 20% of the employee's regular compensation for the 12 months preceding the first day of the Purchase Period, divided by (2) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period. Any amount not applied to the purchase of shares because of these limitations will be refunded to the employee.

 Termination of Employment

   Participation in the Plan shall terminate as of the date of termination of employment of a participating employee, whether by death, retirement, disability or otherwise. In the event of a participating employee's termination of employment on or before the last day of a Purchase Period, payroll deductions shall be terminated, no shares shall be purchased for the employee at the end of the Purchase Period and the balance in the employee's stock purchase account will be paid as soon as practicable to the employee or, in the event of death, to the employee's estate.

 Amendment and Termination

   The Board of Directors may amend or terminate the Plan at any time, provided that without shareholder approval no amendment may (a) increase the total number of shares which may be issued and sold under the Plan, (b) lower the minimum purchase price of shares under the Plan or (c) permit shares to be purchased under the Plan by employees of any corporation other than the Company and its subsidiaries.

   Unless sooner terminated by the Board, the Plan will terminate on the earlier of (a) December 31, 2006 or (b) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan.

   If on the last day of a Purchase Period the number of shares purchasable by employees is greater than the number of shares remaining available, the Committee will allocate the available shares among the participating employees in such manner as it deems fair and which complies with the requirements of
Section 423 of the Internal Revenue Code. If during a Purchase Period it appears that at the end of the Purchase Period the shares purchasable with authorized payroll deductions may exceed the shares remaining available for purchase, the Committee may in a similar manner reduce the payroll deductions authorized by participating employees. Following any termination of the Plan, any balances in employees' stock purchase accounts not applied to the purchase of shares will be refunded to the participating employees.

 Federal Income Tax Consequences

   The following is a brief summary of the principal Federal income tax consequences under present law of the purchase of shares of Common Stock under the Plan and certain dispositions of shares acquired under the Plan.

   For Federal income tax purposes, participants in the Plan are viewed as having been granted a stock option on the first day of a Purchase Period and as having exercised the stock option by the automatic purchase of shares under the Plan on the last day of the Purchase Period. A participant will not recognize taxable income either at the time of grant of the option (that is, the first day of a Purchase Period) or on the date of exercise of the option (that is, the last day of a Purchase Period). As described below, with the exception of interest income, a participant will generally recognize taxable income only upon disposition of Common Stock acquired under the Plan or upon death.

   With limited exceptions including a disposition upon death, if a participant disposes of shares of Common Stock acquired under the Plan by sale, gift or otherwise within the later of two years from the first day of the Purchase Period under which the shares were acquired or within one year from the last day of such Purchase Period (that is, makes a "disqualifying disposition"), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last day of such Purchase Period exceeded the purchase price of the shares. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

   With limited exceptions, if the participant disposes of shares of Common Stock acquired under the Plan more than two years after the first day of the Purchase Period during which the shares were acquired and more than one year after the last day of such Purchase Period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of such Purchase Period. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized and any loss recognized will be a capital loss.

   If the participant still owns the shares of Common Stock acquired under the Plan at the time of the participant's death, regardless of the period for which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of the Purchase Period during which the shares were acquired will constitute ordinary income in the year of death.

   Interest credited to employees' accounts under the Plan will be taxable income to them, and the Company will be entitled to a corresponding deduction.

   The Company or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the Plan is allowed the Company or one of its subsidiaries.

3. SELECTION OF AUDITORS

   The Board of Directors, following the recommendation of the Audit Committee, has selected the independent public accounting firm of Ernst & Young LLP as the auditors to examine the consolidated financial statements of the Company for fiscal year 2002. The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

   Ernst & Young LLP has served as the independent auditors for the Company since 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

4. OTHER BUSINESS

   The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

VOTE REQUIRED

   Under Delaware law, the four nominees for election as directors at the Annual Meeting of Shareholders who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, will be elected as directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, a quorum being present, is necessary for the approval of the adoption of the Respironics, Inc. 2002 Employee Stock Purchase Plan and for ratification of the selection of Ernst & Young LLP. The aggregate number of shares for which a vote "For", "Against" or "Abstain" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "For" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter other than election of directors by a shareholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter. If a broker or similar nominee limits on a proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such broker "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

EXECUTIVE COMPENSATION

   The following table sets forth information concerning compensation paid to the Chief Executive Officer of the Company during fiscal year 2001 and the four highest paid executive officers other than the Chief Executive Officer (the "named officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 2001, 2000 and 1999.

                           Summary Compensation Table

                                                             Long Term Compensation
                                                          -----------------------------
                                 Annual Compensation             Awards         Payouts
                             ---------------------------- --------------------- -------
                                                                     Securities
                                             Other Annual Restricted Underlying  LTIP    All other
  Name and Principal         Salary   Bonus  Compensation   Stock     Options/  Payouts Compensation
       Position         Year ($) (A)   ($)     ($) (B)      Awards   SAR's (#)    ($)     ($) (C)
  ------------------    ---- ------- ------- ------------ ---------- ---------- ------- ------------
James W. Liken          2001 100,000 302,320      --          --       48,150      --      76,529
 President and Chief    2000  83,946  45,833      --          --      381,847      --      22,830
 Executive Officer      1999      --      --      --          --           --      --          --

Craig B. Reynolds       2001 289,151  78,013      --          --       40,000      --      67,863
 Executive Vice         2000 275,059  34,978      --          --      100,000      --      48,513
 President, Chief       1999 259,533      --      --          --       18,100      --      44,918
 Operating Officer

John L. Miclot          2001 259,327  70,595      --          --       30,000      --      49,743
 Senior Vice President, 2000 235,536  31,250      --          --      100,000      --      45,173
 President--Homecare    1999 212,548  15,000      --          --       18,100      --      94,626
 Division

Daniel J. Bevevino      2001 183,644  49,632      --          --       20,000      --      36,894
 Vice President--Chief  2000 174,084  22,256      --          --       16,000      --      35,371
 Financial Officer      1999 164,558      --      --          --       10,800      --      33,371

Steven P. Fulton        2001 181,340  49,042      --          --       20,000      --      36,483
 Vice President and
  General               2000 172,844  21,968      --          --       12,000      --      35,629
 Counsel                1999 165,875      --      --          --        7,900      --      33,318

--------
(A) This column represents base salary and includes tax deferred Section 401(k) contributions under the Company's Retirement Savings Plan.

(B) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any named officer equals or exceeds $50,000 or 10% of the total annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the named officers for any of the years covered in the table.

(C) The amounts in this column for 2001 represent the following: matching contributions under the Company's Retirement Savings Plan (Mr. Liken, $5,100; Mr. Miclot, $5,100; Mr.Bevevino, $5,100; Mr. Fulton, $5,100);
    annuity plan premiums and related income tax gross ups paid on the officer's behalf (Mr. Liken, $71,429; Mr. Reynolds, $49,969; Mr. Miclot, $44,643; Mr.Bevevino, $31,794; Mr. Fulton, $31,383); and reimbursement of interest incurred on a loan by a commercial bank to an officer
    (Mr. Reynolds, $17,894).

STOCK OPTIONS

   The following table sets forth information concerning stock option grants made to the named officers during the fiscal year ended June 30, 2001. The Company has not granted any stock appreciation rights ("SAR's") to any of the named officers or any other officers or employees of the Company.

                       Option Grants in Last Fiscal Year
                               All Named Officers

           Number of
           Securities    % of Total
           Underlying     Options
            Options      granted to   Exercise of
            Granted      employees    Base Price
  Name      (#) (A)    in fiscal year ($/Sh) (B)  Expiration Date 5% ($)     10%($)
  ----     ----------  -------------- ----------- --------------- ------- ---------
James W.
 Liken       30,000          5%          18.47    August 18, 2010 348,529   883,235

             18,150(C)       3%          16.13    October 1, 2010 184,146   466,659

Craig B.
 Reynolds    40,000          7%          18.47    August 18, 2010 464,705 1,177,647

John L.
 Miclot      30,000          5%          18.47    August 18, 2010 348,529   883,235

Daniel
 J.
 Bevevino    20,000          4%          18.47    August 18, 2010 232,353   588,824

Steven
 P.
 Fulton      20,000          4%          18.47    August 18, 2010 232,353   588,824

--------
(A) Options granted in 2001 (other than those described in (C) below) are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable on the fourth anniversary date. Under the terms of the Company's stock option plans, this exercise may be accelerated in certain specific situations.

(B) Under the terms of the Company's stock option plans, there are not provisions that permit these options to be repriced other than to reflect stock splits, stock dividends, or similar events.

(C) For these options, 50% became exercisable 12 months after grant date and the remaining 50% became exercisable one year later.

   The following table sets forth information concerning the stock option exercises by the named officers during the fiscal year 2001 and the unexercised stock options held at June 30, 2001 by the named officers.

      Aggregated Option Exercises in Last Fiscal Year FY-End Option Values

                                                                    Value of Unexercised
                                            Number of Unexercised   In-the-Money Options
                                           Options at FY-Ends (#)       at FY-End ($)
                                          ------------------------- ---------------------
                      Shares
                    Acquired on   Value
                     Exercise   Realized                              Exercisable (2)/
       Name             (3)      ($) (1)  Exercisable/Unexercisable     Unexercisable
       ----         ----------- --------- ------------------------- ---------------------
James W. Liken             --          --     162,900 / 267,100     3,481,302 / 5,262,736

Craig B. Reynolds     219,475   3,096,196      64,050 / 134,050       779,880 / 2,239,080

John L. Miclot        110,576   1,623,092       40,000 / 94,050       576,800 / 1,578,580

Daniel J. Bevevino     37,075     702,277       10,000 / 38,125         196,900 / 580,399

Steven P. Fulton        5,000      60,063       27,350 / 35,150         298,832 / 498,886

--------
(1) Represents the amount by which the fair market value of the shares acquired on exercise at the exercise date exceeded the exercise price of such shares.

(2) Represents the amount by which the fair market value ($29.76) of the shares covered by the stock options on June 30, 2001 exceeded the exercise price of such options.

Employment Agreements and Other Transactions

   Effective October 1, 1999, the Company entered into an Employment Agreement with Mr. Liken providing for his employment as President and Chief Executive Officer of the Company for a three year term ending September 30, 2002. The Agreement is automatically extended for an additional three year term and thereafter is extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary of $100,000 per year (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company. The Agreement also provided for a grant of options to Mr. Liken to purchase 263,700 shares of the Company's Common Stock at $8.38 per share (the fair market value at the date of grant) pursuant to the Company's 1992 Stock Incentive Plan. See "Report of the Compensation Committee--CEO Compensation" below.

   Effective November 11, 1997, the Company entered into Employment Agreements with Messrs. Reynolds and Miclot providing for their employment as Senior Vice President (now Executive Vice President and Chief Operating Officer) and Group Vice President--Sleep Disorders (now Senior Vice President and President-- Home Care Division), respectively, for three year terms ending February 11, 2001. The Agreements are automatically extended each year for an additional year absent prior notice by either party. The Agreements provide for base salaries of $251,538 for Mr. Reynolds and $203,679 for Mr. Miclot (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company. Effective August 16, 2000, Mr. Reynolds' Employment Agreement was amended to, among other things, provide for the payment to Mr. Reynolds of an amount equal to 150% of his then current base salary upon the expiration of the Employment Agreement or the termination of the Employment Agreement by the Company or Mr. Reynolds for any reason. Such amount is generally payable over a two year period beginning on the date of expiration or termination of the Agreement. As part of the amendment, Mr. Reynolds agreed to forego certain rights under his Employment Agreement.

   Mr. Reynolds is also entitled to certain benefits pursuant to a defined benefit plan that was maintained by Healthdyne. The estimated annual benefit payable to Mr. Reynolds under this plan, assuming retirement at age 65, is approximately $66,000. This benefit will be reduced by any Social Security benefits paid to Mr. Reynolds after retirement.

   In June 2000, the Company guaranteed a loan made by a commercial bank to Mr. Reynolds in the amount of $300,000. In consideration for this guarantee, Mr. Reynolds granted to the Company a security interest in 30,159 shares of the Company's common stock owned by him. This security interest will remain in place until Mr. Reynolds' commercial bank loan has been repaid in full. At June 30, 2001, the shares held by the Company pursuant to this security interest had a fair market value of approximately $898,000. In addition, the Company has agreed to reimburse Mr. Reynolds for the interest he incurs on the loan. This interest reimbursement is included in "All Other Compensation" in the Summary Compensation Table above.

   Effective September 1, 2000, the Company entered into Employment Agreements with Mr. Bevevino providing for his employment as Vice President and Chief Financial Officer and with Mr. Fulton providing for his employment as Vice President and General Counsel, both for a three year term ending September 1, 2003. Each agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreements provide for base salaries for Messrs. Bevevino and Fulton of $178,048 per year (subject to annual adjustment) and $175,744 per year (subject to annual adjustment), respectively, plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

Executive Officers

   The executive officers of the Company, other than those who also serve as directors and are described in the preceding pages, are Daniel J. Bevevino, 41, Vice President and Chief Financial Officer; Steven P. Fulton, 42, Vice President and General Counsel; John L. Miclot, 42, Senior Vice President and President--Home Care Division; Geoffrey Waters, 51, President--International; Paul L. Woodring, 61, Vice President--Hospital Division; and Susan A. Lloyd, 52, Vice President--Asthma and Allergy Division.

   Mr. Bevevino joined the Company in 1988 as Manager of Cost Accounting. From 1990 to 1994 Mr. Bevevino served as Controller. In November of 1994, Mr. Bevevino was elected Chief Financial Officer and in May 1996 was also elected Vice President. Prior to his affiliation with the Company, Mr. Bevevino, who is a Certified Public Accountant, spent five years with Ernst & Young LLP.

   Mr. Fulton joined the Company on a part time basis in May 1995 serving as General Counsel. In January 1996 his role was expanded to full time status. In October 1996, Mr. Fulton was elected Vice President, Human Resources. In February 1998, Mr. Fulton was appointed to the position of Vice President and General Counsel. Prior to joining the Company, Mr. Fulton was a partner in the Pittsburgh office of Reed Smith LLP. He joined the law firm in May 1984. Prior to this employment, he served briefly in an engineering capacity for Westinghouse Electric Corporation.

   Ms. Lloyd, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Vice President--Sales and Marketing, Asthma and Allergy. In July 1999, she was named Vice President--Asthma and Allergy Division. Ms. Lloyd was employed by Becton, Dickinson and Company from 1974 through 1990, serving in a variety of sales and marketing positions, including most recently as Director of Marketing for the Becton Dickinson Acute Care Division. In 1990, she joined Healthscan Products, Inc. ("Healthscan") as Director of Marketing. In 1994, Healthdyne acquired Healthscan and Ms. Lloyd was named Vice President, Marketing for Healthscan. In 1997, she was named Vice President, Sales and Marketing for Healthscan, a position she held until Healthdyne was merged with Respironics.

   Mr. Miclot, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Group Vice President--Sleep Disorders. In August 1998, in addition to his Group Vice President role he acquired the added responsibility of Vice President Sales and Marketing. In July 1999, Mr. Miclot was named Senior Vice President and President--Home Care Division. From 1995 to February of 1998, Mr. Miclot had been Senior Vice President Sales and Marketing for Healthdyne. Prior to that time, he was Vice President of Marketing for Medex, Inc. which he joined in February 1994. Mr. Miclot previously held several senior positions in marketing, international activities and sales with Ohmeda, a Division of British Oxygen Corporation, which he joined in 1988.

   Mr. Waters, as part of the Company's acquisition of LIFECARE International, Inc., joined the Company in October 1996, as Vice President Customer Satisfaction. In February 1998, Mr. Waters was transitioned to the position of Vice President--International Sales and Marketing. In July 1999, Mr. Waters was named Vice President--International and was named President--International in May 2000. Prior to joining the Company, Mr. Waters was employed in various capacities by LIFECARE International, Inc. from 1984 to 1996. His last position with LIFECARE was President and Chief Operating Officer.

   Mr. Woodring, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Vice President--Operations, Respiratory. In July 1999, Mr. Woodring was named Vice President--Hospital Division. Mr. Woodring was employed by Puritan-Bennett (now Nellcor Puritan Bennett, a division of Tyco International Ltd.) from 1976 to 1995, serving in a variety of engineering and management positions, including most recently as Vice President and General Manager of the Ventilator Systems Division. Mr. Woodring formed a new company, InVentive Technologies, in 1995, and was employed there until joining Healthdyne in 1996.

                      REPORT OF THE COMPENSATION COMMITTEE

Introduction

   Decisions regarding compensation of the Company's executives generally are made based on recommendations by the Compensation Committee, which is composed of four outside directors. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs. Dewberry, Hardie, and Lawyer and Ms. Littell in their capacity as members of the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 2001 as they affected executive officers of the Company, including Mr. Liken, the Company's President and Chief Executive Officer, and Messrs. Reynolds, Miclot, Bevevino and Fulton, the four executive officers other than Mr. Liken who were, for fiscal year 2001, the Company's most highly compensated executive officers.

Compensation

   The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual profit sharing bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the Company's stockholders.

 Cash Compensation

   Officers are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. Companies are selected based on products marketed, customers and markets served, geographic distribution, manufacturing locations and complexity of operations (which involves several factors, with sales revenue being a major factor) for those companies operating in the respiratory products market. In addition, the Company participates in compensation surveys and receives summary compensation survey information from these and other sources.

   The methodology used to determine guidelines for compensation was a matching of each executive's responsibilities to a comparable position described in the surveys. Based on this matching, each executive's salary was compared to the corresponding salary range of comparable executives in the surveys. Then, an appropriate salary range (e.g., 25th percentile, median, 75th percentile) was selected based on the comparison of the executive's responsibilities to those of the comparable position in the surveys. The comparable companies operating in the respiratory market and other data were then examined for reasonableness on a position-by-position basis. Salaries were established based on the performance of the executive given his responsibilities within a specific position and the relationship of the current salary to the appropriate percentile for the most comparable position available within the surveys.

   The primary level of compensation is based on a combination of years of experience and performance. An officer's performance is based on how well he meets objectives set by his supervisor through a Company-wide process of stating objectives for each associate (employee), insuring compatibility of objectives among associates, reviewing performance against objectives and recognizing the accomplishment of these objectives. The Board of Directors establishes and reviews the objectives of the Chairman of the Board, and the Board also assesses the Chairman's performance compared to these objectives. The salary of all officers is reviewed annually in November, with the amount of the increases (which take effect the following February) based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. The relative weight of each of these factors in determining salary increases varies for each annual salary determination. There is no fixed weighting. However, in the past, the factors which have generally had the greatest influence on salary increases have been (in decreasing significance) Company performance, individual performance, marketplace trends in compensation and general economic conditions.

 Profit Sharing and Other Bonuses

   The second compensation component is a Company-wide profit sharing program under the Company's Profit Sharing Bonus Plan. Bonuses are primarily based on the Company's annual financial performance and secondarily on the performance of the individual. Bonuses under this program generally range from zero to 50% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth, earnings growth and achievement of net income targets. Based on these factors, profit sharing bonuses were accrued for fiscal year 2001 for the named officers in the amounts set forth in the Summary Compensation Table above.

 Stock Options

   The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the stockholders of the Company. The exercise price of stock options is determined by the Stock Option Committee (which consists of all members of the Compensation Committee other than Mr. Hardie) at the time the option is granted, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Options generally become exercisable commencing a minimum of six months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Stock Option Committee.

   The Stock Option Committee awarded stock options to 340 of the Company's employees during fiscal year 2001. Stock options granted to named officers during fiscal year 2001 are listed on the table entitled "Option Grants in Last Fiscal Year."

CEO Compensation

   The following factors constitute the basis for the compensation paid to Mr. Liken, who served as the Company's Chief Executive Officer ("CEO") during fiscal year 2001: his responsibilities as the Company's CEO; the Company's ability to achieve its objectives for revenue and earnings growth and its objectives for long-term growth; the salaries paid to other CEO's of comparable companies as reported in industry surveys; and his experience compared to the CEO's of comparable companies in industry surveys. In Mr. Liken's case, the Compensation Committee has determined that it is most appropriate for his compensation to be highly correlated to the Company's stock price and financial performance and to be more heavily weighted towards performance-based cash bonuses and stock options rather than base salary. During fiscal year 2001 the Compensation Committee did not adjust Mr. Liken's base salary; however, he was awarded bonuses of $302,320 in recognition of his performance and the Company's performance. These bonuses are reflected in the Summary Compensation Table above. Additional stock options granted to Mr. Liken in fiscal year 2001 are shown in the Summary Compensation Table and in the Option Grant table.

          Compensation Committee of the Company's Board of Directors:

                           Joseph C. Lawyer, Chairman
                               J. Terry Dewberry
                                James H. Hardie
                               Candace L. Littell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Securities and Exchange Commission's rules relating to the disclosure of executive compensation require that the Proxy Statement include certain information about "insider" participation on compensation committees and about specific kinds of "interlocking" relationships between the compensation committees of different companies, under the foregoing caption. All members of the Compensation Committee are outside directors, and no such interlocking relationships exist.

   The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board." During fiscal year 2001, the Committee consisted of Mr. Lawyer (Chairman), Messrs. Dewberry and Hardie, and Ms. Littell.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 2001 with the following exception; Mr. McGinnis made one late filing relative to a gift made in shares of the Company's Common Stock. In making this disclosure, the Company has relied solely on the written representation of its directors and officers and copies of the reports that they have filed with the Commission.

PERFORMANCE GRAPH

   The following graph shows a five year comparison of cumulative total returns for the Company, the NASDAQ Market Index, the S & P Medical Product and Supplies Index, and a peer group index. The Company has adopted the S & P Medical Product and Supplies Index this year because its peer group index now contains only two companies, Resmed Inc. and Invacare Corp. In previous years, the peer group index also included Sunrise Medical, Inc., which was purchased by a private investment group in December 2000, and Mallinckrodt, Inc., which was acquired by Tyco International, Inc. (a public company with operations in many industries dissimilar to the Company and its competitors) in October 2000. The Company believes that a broader market index like the S & P Medical Product and Supplies Index is now more meaningful for comparative purposes than the peer group index containing only two companies. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1996, and that all dividends were reinvested.

                                                            [PERFORMANCE GRAPH]

                                         Fiscal Year Ended June 30,
                               -----------------------------------------------
                                1996    1997    1998    1999    2000    2001
                               ------- ------- ------- ------- ------- -------
Respironics, Inc.............. $100.00 $114.19 $ 84.12 $ 81.76 $ 97.30 $160.86
NASDAQ Index.................. $100.00 $122.68 $161.44 $229.94 $340.15 $184.97
S&P Medical Products and
 Supplies Index............... $100.00 $132.51 $177.26 $210.85 $228.75 $223.82
Peer Group Index.............. $100.00 $107.54 $135.07 $158.61 $194.92 $329.47

MISCELLANEOUS

   The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by employees of the Company and its subsidiaries who will receive no additional compensation for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in the sending of proxy solicitation material and the 2001 Annual Report to beneficial owners of stock held in their names.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2001 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO DORITA A. PISHKO, CORPORATE SECRETARY, RESPIRONICS, INC., 1501 ARDMORE BOULEVARD, PITTSBURGH, PA 15221-4401.

                                          Dorita A. Pishko
                                          Corporate Secretary

October 8, 2001

                                   EXHIBIT A

                               RESPIRONICS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. PURPOSE
   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  . The financial reports and other financial information provided by the Corporation to its shareholders, the public, the SEC and any other governmental body,

  . The Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

  . The Corporation's auditing, accounting and financial reporting processes generally.

   The Audit Committee, to the extent consistent with this function should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the entire Board of Directors.

   The Audit Committee should fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee (and its chairperson) shall be elected by the Board at its annual organizational meeting or at such other time as the Board may determine. Committee members shall serve until their successors shall be duly elected and qualified.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with
IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

   The Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board of Directors and shareholders that the accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee will:

Documents/Reports Review

     1. Review and, if necessary, update this Charter periodically, at least annually, as conditions dictate.

     2. Review the Corporation's annual financial statements. Determine, based on review and discussion of the audited financial statements with management and the independent accountants, whether the Committee should recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

     4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

     5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

     6. Review the performance of the independent accountants and recommend to the Board any change of the independent accountants when circumstances warrant.

     7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

     8. Instruct the independent accountants that they are ultimately accountable to the Board and the Audit Committee.

Financial Reporting Processes

     9. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     10. Consider the independent accountants' judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     11. Consider and recommend to the Board, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

     12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee or the Board, have been implemented.

Ethical and Legal Compliance

     16. Review periodically and, if necessary, recommend to the Board revision of a Code of Ethical conduct and ensure that management has established a system to enforce the Code.

     17. Review management's monitoring of the Corporation's compliance with the Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     18. Review activities, organizational structure, and qualifications of the internal audit department. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of the internal audit department.

     19. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

     20. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     21. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   EXHIBIT B

              RESPIRONICS, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

   The purposes of the 2002 Employee Stock Purchase Plan (the "Plan") are to provide eligible employees of Respironics, Inc. (the "Company") and its Subsidiaries a convenient opportunity to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") through annual offerings financed by payroll deductions and to provide a stock ownership incentive for such employees to promote the continued success of the Company. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall accordingly be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations thereunder.

                                   SECTION 1
                                 Administration

   The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board.

   The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

   The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan shall be subject to the determination of the Committee, which shall be final and binding.

                                   SECTION 2
                                  Eligibility

   Any person who as of the first day of a Purchase Period (as defined in Section 4) is an employee of the Company or an employee of a Subsidiary authorized by the Committee to participate in the Plan shall be eligible to participate in the Plan during such Purchase Period.

   Notwithstanding any other provision of the Plan, no employee shall be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

                                   SECTION 3
                        Shares Available Under the Plan

   The aggregate number of shares of the Common Stock which may be issued under the Plan is 500,000 shares, subject to adjustment and substitution as set forth in Section 8. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

                                   SECTION 4
                    Purchase Periods; Grant of Stock Options

   4.1. Purchase Periods. Unless otherwise determined by the Committee, there shall be five annual Purchase Periods under the Plan, each of which shall be equivalent to the calendar year, beginning on January 1 and ending on December
31. The first Purchase Period under the Plan shall commence on January 1, 2002 and end on December 31, 2002, and each succeeding Purchase Period for calendar years 2003 through 2006 shall commence on January 1 and end on December 31 of each such year. In no event shall the duration of any Purchase Period exceed twenty-seven (27) months.

   If as a result of a merger, acquisition or similar transaction occurring after the first day of the then current Purchase Period a corporation or other entity (a) becomes a Subsidiary authorized to participate in the Plan or (b) becomes part of the Company or an existing Subsidiary authorized to participate in the Plan, the Committee may authorize a special Purchase Period to accommodate the employees affected by such transaction, provided that such special Purchase Period is consistent with the requirements of Section 423 of the Code and the regulations thereunder.

   4.2. Grant of Stock Options. On the first day of each Purchase Period, each employee participating in the Plan on such date shall be granted an option to purchase a number of full shares of Common Stock (subject to adjustment as provided in Section 8) determined by dividing (a) twenty percent (20%) of the employee's Basic Compensation, as defined in Section 5, for the twelve months immediately preceding the first day of the Purchase Period, by (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the first day of such Purchase Period, determined as provided in Section 7. Options may be exercised only as provided in Section 6 through an employee stock purchase account funded with payroll deductions and to the extent an option to purchase shares of Common Stock is not so exercised at the end of the Purchase Period, the option shall terminate.

   4.3. 25,000 Limitation. Notwithstanding any other provision of the Plan, no employee participating in the Plan shall be granted an option which permits the employee's rights to purchase stock under all Code Section 423 employee stock purchase plans of the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of the Common Stock (determined at the time such option is granted) or such other maximum as may be prescribed for qualifying employee stock purchase plans under Section 423 of the Code, for each calendar year in which such option is outstanding at any time.

                                   SECTION 5
                               Payroll Deductions

   An eligible employee may become a participant in the Plan for a Purchase Period by completing the authorization for a payroll deduction on the form provided by the Company and filing it with the appropriate, designated Company employee by the enrollment deadline established for the Purchase Period. An eligible employee who was a participant in the Plan at the close of the preceding Purchase Period shall automatically be enrolled as a participant in the Plan for the succeeding Purchase Period, if any, unless written notice of the employee's election not to participate for the succeeding Purchase Period is received by the designated Company employee by the enrollment deadline established for the Purchase Period.

   At the time an employee files an authorization for payroll deduction, the employee shall elect to have deductions made from the employee's pay for each pay period ending during the Purchase Period at a rate of not less than one percent (1%) and not more than twenty percent (20%), in whole percentages, of the employee's Basic Compensation for such pay periods. Unless a new payroll deduction authorization form changing the employee's prior payroll deduction is received by the designated Company employee by the enrollment deadline for a Purchase Period, an employee who is automatically reenrolled in the Plan for a Purchase Period by virtue of having been a participant for the preceding Purchase Period shall be deemed to have elected the same level of payroll deductions for the new Purchase Period as was in effect for the participant as of the close of the preceding Purchase Period. For this purpose, Basic Compensation shall mean the sum of (a) base salary or base wages paid to an employee, including overtime, vacation pay and holiday pay, but excluding the items set forth in the next succeeding sentence to the extent they are included in such definition of base salary or base wages, and (b) any contribution made to the Respironics, Inc. Retirement Savings Plan pursuant to a salary reduction agreement (exclusive of the employer's matching contribution). Basic Compensation shall exclude (a) bonuses or other incentive compensation, (b) any fringe benefits not specifically listed in the preceding sentence, and (c) contributions or benefits (except as specifically listed in the preceding sentence) under any employee benefit plans maintained by the Company or a subsidiary. Notwithstanding the foregoing, no payroll deduction shall be made pursuant to a payroll deduction authorization form filed by any employee who has made a hardship withdrawal from the Respironics, Inc. Retirement Savings Plan for a period of 12 months from the date of such hardship withdrawal if the hardship withdrawal has been made in reliance on Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

   Payroll deductions made under the Plan need not be set aside or segregated from other corporate funds of the Company or any Subsidiary and may be used for any corporate purpose. With respect to such payroll deductions and any interest accrued thereon, the rights of participants shall be those of an unsecured general creditor.

   An employee stock purchase account will be established for each employee participating in the Plan, and payroll deductions made pursuant to this Section 5 shall be credited to the individual employee's stock purchase account. The Company shall also credit each employee's stock purchase account with interest at such rate and at such times as the Committee may from time to time determine. Unless otherwise determined by the Committee, interest shall be credited to employee stock purchase accounts at the end of each calendar month during a Purchase Period, on the last day of a Purchase Period, on the date of withdrawal as provided for below in this Section 5, on the date of termination of employment as provided in Section 9 and on the date of termination of the Plan.

   Subject to such rules, regulations or procedures as may be adopted by the Committee, an employee may at any time increase, decrease or suspend the employee's payroll deduction by filing a new payroll deduction authorization form. The change shall be effective as soon as practicable but in no event shall it become effective earlier than the first pay period ending after receipt of the form. Unless otherwise provided in rules, regulations or procedures established by the Committee, a payroll deduction may be changed only once during a Purchase Period. In addition, all payroll deductions for an employee will be automatically suspended for a period of 12 months from the date of a hardship withdrawal by the employee from the Respironics, Inc. Retirement Savings Plan if the hardship withdrawal has been made in reliance on Treasury Regulation (S) 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

   An employee may at any time prior to the last day of the Purchase Period and for any reason permanently withdraw the balance accumulated in the employee's stock purchase account, including interest accrued thereon, and thereby withdraw from participation in the Plan. An employee electing to withdraw must sign and deliver a notice of withdrawal as prescribed by the Committee, and the withdrawal shall be effective as of the date of receipt of the notice by the designated Company employee. Payroll deductions shall cease and the amounts credited to the employee's stock purchase account shall be paid to the employee as soon as practicable after receipt of the notice of withdrawal. The employee may thereafter elect to participate in the Plan for a subsequent Purchase Period but may not again elect participation for the Purchase Period including the date of withdrawal. Partial withdrawals shall not be permitted.

                                   SECTION 6
                               Purchase of Shares

   Subject to Section 9, and unless a notice of withdrawal has been received prior to such date as provided in Section 5, an employee having a balance in the employee's stock purchase account on the last day of a Purchase Period at least equal to the Purchase Price, as defined in Section 7, of a full share of Common Stock shall thereby automatically exercise the employee's option to purchase shares of Common Stock under the Plan. The number of shares purchased by each participating employee shall be determined by dividing (a) the balance in the employee's stock purchase account by (b) the Purchase Price for such Purchase Period, provided that the number of shares purchased shall not exceed the maximum number of shares subject to the option granted to the employee as provided in Section 4. No fractional shares shall be purchased. Any balance in an employee's stock purchase account after the exercise of the option and purchase of full shares shall be paid to the employee as soon as practicable, except that if an employee is a participant in the Plan for the succeeding Purchase Period, if any, and the employee does not notify the designated Company employee prior to the deadline established by the Company or, if none, prior to the first day of the succeeding Purchase Period that any such balance should be paid to the employee, any balance in the employee's stock purchase account which was not applied to the purchase of Common Stock because it was less than the Purchase Price of a full share shall remain in the employee's stock purchase account and be carried over to the succeeding Purchase Period.

   Certificates for full shares shall be issued to purchasing employees as soon as practicable after the end of each Purchase Period. Certificates shall be registered in the name of the employee, or if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with the right of survivorship, or in the name of the employee's spouse. As of the date of exercise, the person(s) in whose name(s) the Certificates are to be registered shall be considered for all purposes to be the owner of the shares with respect to which the stock options have been exercised.

                                   SECTION 7
                                 Purchase Price

   The Purchase Price of shares of Common Stock under the Plan for each Purchase Period shall be the lesser of (a) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock as of the first day of such Purchase Period, the day the options are granted under the Plan, or (b) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock as of the last day of the Purchase Period, the day the options may be exercised under the Plan.

   Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 7. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 7 for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date.

                                   SECTION 8
                     Adjustment and Substitution of Shares

   If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

   Subject to the Board's ability to terminate the Plan pursuant to Section 11 and the Board's discretion to terminate a Purchase Period pursuant to the next succeeding paragraph of this Section 8, if the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

   In the event of the proposed liquidation or dissolution of the Company or a proposed sale of all or substantially all of the stock or assets of the Company or the merger or consolidation of the Company with or into another corporation, then the Board may, in its sole discretion, establish a date on or before the date of consummation of such liquidation, dissolution, sale, merger or consolidation, which date shall be the ending date of the then current Purchase Period.

   In case of any adjustment or substitution as provided for in this Section 8, the Committee shall equitably adjust the formula for determining the Purchase Price of outstanding stock options in accordance with the requirements of Sections 423 and 424 of the Code.

   No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

   If any adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Company to grant stock options under the Plan, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, if the effect of any such adjustment or substitution would be to cause any outstanding option granted under the Plan to fail to continue to qualify as an option subject to Sections 421 and 423 of the Code or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such outstanding stock option.

                                   SECTION 9
                   Termination of Employment, Transferability

   9.1. Termination of Employment. Participation in the Plan shall terminate as of the date of termination of employment of a participating employee (whether by death, retirement, disability or otherwise). In the event of a participating employee's termination of employment on or before the last day of a Purchase Period, payroll deductions shall be terminated as soon as practicable, no shares shall be purchased for such employee under Section 6 and the balance in the employee's stock purchase account shall be paid as soon as practicable to the employee, or in the event of the employee's death, to the employee's estate. The Committee shall have the power to determine the date of an employee's retirement or other termination of employment, and any such determination by the Committee shall be final and binding. The Company shall have no liability to any person in the event shares are purchased for a deceased employee under Section 6 prior to receipt by the designated Company employee of notice of the death of the participating employee.

   9.2. Transferability. Rights granted under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by a participating employee, other than on death as described above. Any other attempt to assign, transfer, pledge or otherwise dispose of rights under the Plan shall be without effect, except that the Company may treat such act as a notice of withdrawal from participation in the Plan in accordance with Section 5. Stock options granted under the Plan are not transferable by the participating employee otherwise than by Will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

                                   SECTION 10
           Effect of the Plan on the Rights of Employees and Employer

   Nothing in the Plan or any stock option under the Plan shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

                                   SECTION 11
                           Amendment and Termination

   The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided that no amendment of the Plan shall, without shareholder approval, (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 8, (b) amend the first paragraph of Section 7 to lower the minimum Purchase Price or (c) make any changes in the class of corporations whose employees may be offered options under the Plan.

   The Plan and all rights of employees under the Plan shall terminate on the earlier of:

     (a) December 31, 2006;

     (b) the date the Plan is terminated by the Board, in its discretion; or

     (c) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among the participating employees in such manner as it deems fair and which complies with the requirements under Section 423 of the Code for employee stock purchase plans. In the event at any time during a Purchase Period it appears that the shares purchasable with authorized payroll deductions may exceed the number of shares remaining available for purchase under the Plan, the Committee shall have discretion to reduce the payroll deductions authorized by participating employees in such manner as it deems fair and which complies with the requirements under Section 423 of the Code for employee stock purchase plans. The Company shall provide written notice to each affected employee of any such reduction.

   As soon as practicable following termination of the Plan, all amounts credited to the stock purchase accounts of participating employees, together with any interest accrued thereon, shall, to the extent not applied to the purchase of shares as provided in subparagraph (c) above, be refunded to the participating employees.

                                   SECTION 12
                             Effective Date of Plan

   The effective date and date of adoption of the Plan shall be August 21, 2001, the date of adoption of the Plan by the Board, provided that on or prior to August 20, 2002 such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders. Notwithstanding any other provision contained in the Plan, no stock option granted under the Plan may be exercised until after such shareholder approval. In the event shareholder approval of the Plan is not obtained on or before August 20, 2002, all amounts credited to the stock purchase accounts of participating employees, together with interest thereon, shall be refunded to the participating employees.

                               RESPIRONICS, INC.
                            1501 Ardmore Boulevard
                             Pittsburgh, PA 15221

               ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 12, 2001

Gerald E. McGinnis, James W. Liken and Dorita A. Pishko, or any of them, are hereby appointed proxies with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof at the Annual Meeting of Shareholders of Respironics, Inc. to be held at Two Mellon Bank Center in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania, on November 12, 2001 and at any adjournment thereof, as directed hereon, and in their discretion to vote and act upon any other matters as may properly come before this meeting.


                           (Continued on reverse side)

--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.

                                                                 Please mark [_]
                                                                your vote as
                                                                indicated in
                                                                this example

1. Election of Directors. NOMINEES:                         2 To approve the adoption of the             FOR      AGAINST    ABSTAIN
   01 Douglas A. Cotter, 02 Gerald E. McGinnis,               Respironics, Inc. 2002 Employee            [_]        [_]        [_]
   03 Craig B. Reynolds and 04 Candace L. Littell             Stock Purchase Plan.
   to the class of 2004.
                                                            3 To ratify the selection of Ernst           [_]        [_]        [_]
      FOR all nominees               WITHHOLD                 & Young LLP as independent public
      (listed above             AUTHORITY to vote             accountants for the fiscal year
     except as noted to              for all                  ending June 30, 2002.
       the contrary)          nominees listed above

           [_]                         [_]

Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

________________________________________________________

                                                                                This proxy is solicited on behalf of the
                                                                                Board of Directors and will be voted as
                                                                                specified. A vote FOR the election of
                                                                                nominees listed includes discretionary
                                                                                authority to vote for a substitute if
                                                                                any nominee is unable to serve or for
                                                                                good cause will not serve.



                                                                                Date:____________________________, 2001


                                                                                _______________________________________


                                                                                _______________________________________

                                                                                Shareholder(s) signature should
                                                                                correspond to the name(s) shown hereon.
                                                                                (Executors, Administrators, Trustees,
                                                                                etc. should so indicate when signing.)


                                           PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY!
------------------------------------------------------------------------------------------------------------------------------------
                                                      .FOLD AND DETACH HERE.